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                                                                   Exhibit 99j.1
                                                                   -------------

                    [Goodwin, Procter & Hoar LLP Letterhead]



                                January 26, 1999


SSgA International Liquidity Fund
3435 Stelzer Road
Columbus, Ohio 43219


Ladies and Gentlemen:

         We hereby consent to the reference in Post-Effective Amendment No. 4 (the "Amendment") to the Registration Statement (No. 333-10237) on Form N-1A of SSgA International Liquidity Fund (the "Registrant"), a Delaware business trust, to our opinion with respect to the legality of the shares of the Registrant representing interests in the U.S. Dollar Fund, Pound Sterling Fund, Deutsche Mark Fund and Canadian Dollar Fund series of the Registrant (the "Funds"), which opinion was filed with Pre-Effective Amendment No. 2 to the Registration Statement.

         We also hereby consent to the reference to this firm in the Funds' Statement of Additional Information under the heading "Custodian, Transfer and Dividend Disbursing Agent, Fund Accountant, Counsel and Independent Auditors" which form a part of the Amendment and to the filing of this consent as an exhibit to the Amendment.

                                               Very truly yours,

                                               /s/ Goodwin, Procter & Hoar LLP

                                               GOODWIN, PROCTER & HOAR  LLP